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                                                 EXHIBIT 10(c)(1)
                                                 ----------------

     MANAGEMENT AGREEMENT made and entered into as of the 1st day of  January, 1985, by and between LION INSURANCE COMPANY LTD.,  a

Bermuda  corporation ("Lion"), and MARITIME OVERSEAS CORPORATION,

a New York corporation ("MOC").



                      W I T N E S S E T H:



       WHEREAS,   MOC  is  a  corporation  engaged  in  rendering

management and administrative services; and

      WHEREAS,  Lion  desires to employ MOC  to  perform  certain management  and  administration services  for  Lion  and  MOC  is willing to perform such services, on the terms herein provided.

      NOW  THEREFORE,  in consideration of the  mutual  covenants herein contained, it is agreed as follows:

      1.   Appointment of MOC - Lion appoints MOC as its agent to

perform  the  duties and provide the services described  in  this

Agreement, in accordance with such directions and instructions as

Lion  may  issue  from  time to time,  and  upon  the  terms  and conditions herein provided.

       2.     Acceptance  of  Appointment  -  MOC  accepts   such

appointment and undertakes to perform the duties and provide  the services  described  in this Agreement in  accordance  with  such reasonable  directions and instructions as Lion  may  issue  from time  to time, and upon the terms and conditions herein provided.

MOC  shall  exercise  reasonable care in the performance  of  its duties under this Agreement.  Nothing in this Agreement shall  be deemed to grant to MOC any interest in the profits resulting from its operation or as creating any relationship other than that  of principal and agent.

      3.   Duties of MOC - For the account of Lion, in accordance

with  such  directions, orders, forms and methods of  supervision and  inspection  as  Lion may from time  to  time  issue,  in  an economical and efficient manner, and exercising due diligence  to protect  and safeguard the interests of Lion, in connection  with the duties prescribed in this Agreement, MOC shall:

     (a)  Supervise the performance of all underwriting functions in  connection with risks submitted to Lion  including,

          but  not limited to, such functions as the handling  of

          policy  terms  and conditions, premium rates  and  loss

          settlements.

     (b)  Supervise  the  preparation, audit  and  processing  as necessary  of all insurance documentation to be  issued

          by   Lion  such  as  policies,  reinsurance  contracts,

          binders and endorsements.

     (c)  Supervise  the preparation of all experience statistics required by Lion.

     (d)  Supervise  the preparation of all quarterly and  annual insurance statements required by Lion.

     (e)  Supervise  the  complete insurance accounting  service,

          including but not limited to the establishment  of  all

          necessary reserves such as those for unearned premiums,

          loss reserves and reserves for expenses.

     (f)  Supervise  the  preparation of all tax  statements  and returns  required of Lion with respect to premiums  and

          all other taxes.

     (g)  Supervise  the preparation and maintenance of  complete books and records with respect to all aspects of Lion's

          operations,  including books and records necessary  for

          the  annual financial statements and audit of Lion  and

          quarterly    financial   statements;   such   financial

          statements  shall  include figures showing  the  earned

          premium rates to incurred claims ratio for Lion.

     (h)  Advise  Lion periodically, at such intervals  and  with such frequency as Lion may specify, as to the amount of

          reserves and other funds available for investment  from

          time  to time by Lion, and advise Lion with respect  to

          investments.

     (i)  Assist  in  obtaining and maintaining in force,  except

          for   the   percentage  of  risk  retained   by   Lion,

          reinsurance with financially responsible reinsurers, of

          all risks insured by Lion.

      In connection with the performance of its duties under this

Agreement, MOC shall, from time to time, consult with members  of its  legal  department,  and, upon instructions  of  Lion,  shall retain independent counsel for the account of Lion.

     Nothing in this Agreement shall be deemed to obligate MOC to expend  its  own  funds  in the payment  of  any  amounts  to  be disbursed for the account of Lion, it being understood  that  all such funds shall be provided by Lion as herein set forth.

      4.    Office  and  Staff - MOC shall at all times  maintain

appropriate  offices, facilities and staff in  order  to  perform properly the duties and services set forth in this Agreement.

      5.    Compensation - (a) For the duties and services to  be

performed hereunder MOC shall receive a fee for each year  in  an amount  to  equal to eight percent (8%) of Lion's Gross  Revenues for  that year.  Anything herein to the contrary notwithstanding,

the  total  fee  payable hereunder to MOC for any  year  may  not exceed  ninety percent (90%) of Lion's Net Income for  that  year before deductions for the fee.

          Lion's Gross Revenues and Net Income for any year shall

be  determined  on an accrual basis in accordance with  generally accepted accounting principles applied on a consistent basis from year to year.

           (b)  The parties shall agree upon an estimated fee for

each  calendar year or portion thereof that this Agreement is  in

effect,   during  the  ninety  days  immediately  preceding   the

commencement  of  that year.  MOC shall be  entitled  to  receive

advances  during the year based on the estimated  fee.   Promptly

after  the final determination of Lion's Gross Revenues  and  Net

Income  for  the year, the fee shall be finally fixed,  based  on

Lion's  Gross  Revenues and Net Income for  that  year,  and  the amount by which the fee as finally determined exceeds or is  less than  the  amounts  advanced to MOC shall  be  paid  by  Lion  or refunded by MOC, as the case may be.

      6.    Expenses - The fees set forth in Section  5  of  this

Agreement  shall  not include, and Lion shall promptly  reimburse

MOC  for, all amounts incurred, expended or disbursed by MOC  for the account of Lion pursuant to this Agreement or otherwise.

      7.    Indemnification of MOC - Lion shall  indemnify,  hold

harmless  and defend MOC against any and all claims  and  demands

(including  costs and reasonable lawyers' fees in defending  such claims and demands), whether or not any such claims or demands be found to be valid, of whatsoever kind or nature and by whomsoever asserted,  and whether or not such claim or damage is  caused  by

MOC's  negligence (but not arising out of MOC's gross  negligence or  wilful  misconduct), arising out of or in any  way  connected with the performance of MOC's services in good faith hereunder.

           MOC shall be under no responsibility or liability  for

loss of profits, or otherwise, to Lion, arising out of any act or omission  involving  any  error of judgement  or  any  negligence

(other than gross negligence or wilful misconduct) on the part of its  officers or employees, selected with due care, or  otherwise in  connection  with the performance of MOC's duties  under  this

Agreement.

           MOC  shall promptly notify Lion of any claim or demand

in respect of which MOC may be indemnified hereunder and shall co-

operate with Lion in the defense thereof.

      8.   Force Majeure - MOC shall be under no liability of any

kind  or  nature whatsoever in the event that it should  fail  to perform  any  services hereunder if such failure is  directly  or indirectly caused by war, war-like activities, government  order,

supervening  illegality,  or any labor shortage,  labor  trouble,

strike or lock-out, or any shortage of material or Act of God  or any  other cause whatsoever beyond MOC's control, whether or  not of the same or similar nature.

      9.    Dealings with Affiliates - If MOC shall  utilize  any

related  or  affiliated  company to render  any  services  or  to furnish any facilities in connection with the performance of  its duties  under this Agreement, it shall disclose such relationship to Lion.

      10.   Directions  and  Approvals -  In  acting  under  this

Agreement,  MOC may accept and rely upon directions or  approvals made or given on behalf of Lion by any officer of Lion or by  any other  person  designated  by Lion to give  such  directions  and approvals,  unless  and  until MOC shall  have  received  written notice from Lion of the revocation or limitation of the authority of such persons to act on behalf of Lion.

      11.   Term of Agreement - (a) This Agreement shall continue

to  and  including  December 31, 1986.  This Agreement  shall  be automatically renewed for successive terms of one (1) year  each,

unless, at least thirty (30) days prior to the expiration of  the initial term or the then current renewal term, either party shall give  written  notice  to the other electing  to  terminate  this

Agreement at the expiration of the then current term.

           (b)   The  termination  of this  Agreement  shall  not

relieve  either  party  of  liability  for  the  performance   of

obligations incurred by said party during the effective period of the  Agreement which have not been performed at the time  of  its termination.

      12.   Assignment - This Agreement shall not be assigned  by

either party without the consent in writing of the other.

     13.  Notices - All notices, demands, requests, approvals and other  communications ("Notices") which are given or required  to be given under, or with respect to, this Agreement, shall be sent by registered or certified mail, postage prepaid, (except in case of  emergency or urgency when they shall be sent by telex,  cable or  telegram and confirmed by such registered or certified mail),

addressed to the party for whom intended at its address specified below  or  to  such other address as such party  shall  hereafter specify by like Notice.

     Notices to Lion shall be addressed, until further notice, as follows:


      c/o Overseas Shipholding Group, Inc.
      1114 Avenue of the Americas
      New York, New York 10036

Notices  to  MOC  shall be addressed, until  further  notice,  as follows:


      511 Fifth Avenue
      New York, New York 10017

      14.   Entire Agreement and Amendments - This Agreement sets

forth  the  entire understanding of the parties relating  to  the subject  matter  hereof and supersedes all  other  proposals  and agreements,  oral or written, between the parties concerning  the subject  matter  hereof.  None of the terms or provisions  hereof shall  be modified, and this Agreement may not be amended, except by  a  written instrument signed by the party against which  such modification or amendment is to be enforced.

      15.   Waiver - No waiver of any provision of this Agreement

shall  be effective unless in writing signed by the waiving party and no waiver of any breach or default hereunder shall constitute a  waiver  of any other subsequent breach or default, whether  of the same or different nature.

      16.   Governing Law - This Agreement shall be governed  and

construed in accordance with the laws of the State of New York.

     17.  Parties in Interest - This Agreement shall inure to the benefit  of  and  be binding upon the parties  hereto  and  their respective successors and assigns.

      IN  WITNESS WHEREOF, the parties have caused this Agreement to  be  executed by their duly authorized officers as of the  day and year first above written.



                                LION INSURANCE COMPANY LTD.

                                By:
                                -------------------------


                                MARITIME OVERSEAS CORPORATION

                                By:
                                -------------------------